Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2012 (January 14, 2013 as to Note 20) relating to the combined and consolidated financial statements of PBF Holding Company LLC and subsidiaries (combined and consolidated with PBF Investments LLC and affiliates) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

January 23, 2013